EXHIBIT 16.1

     DELOITTE &
     TOUCHE LLP
     ----------

                       ---------------------------- ---------------------------
                       2000 First National Center   Telephone: (402) 346-7788
                       Omaha, Nebraska 68102-1504   Facsimile: (402) 346-0711
                                                               (402) 344-0372


October 19, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Atlantic Tele-Network, Inc. dated October 19, 1998.

Yours truly,

Deloitte & Touche LLP